Exhibit 10.1

FIRST Amendment
to
Loan and security agreement

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 14th day of July, 2022, by and between SILICON VALLEY BANK, a California corporation (“Bank”) and HTG MOLECULAR DIAGNOSTICS, INC., a Delaware corporation (“Borrower”) whose address is 3400 E Global Loop, Suite 100, Tucson, AZ 85706.

Recitals

A.
Bank and Borrower have entered into that certain Loan and Security Agreement dated as of June 24, 2020 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
B.
Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.
Borrower has requested that Bank enter into this Amendment for the purpose of removing the financial covenant set forth in Section 6.7 of the Loan Agreement.
D.
In connection with the requested amendment set forth above, Borrower is willing to partially prepay the Term Loan in an original principal amount equal to Two Million Five Hundred Thousand Dollars ($2,500,000).
E.
Pursuant to Section 2.1.1(c)(i) of the Loan Agreement, Borrower shall have the option to prepay all, but not less than all of the Term Loan advanced by Bank under the Loan Agreement, provided Borrower (a) delivers written notice to Bank of its election to prepay the Term Loan at least ten (10) Business Days prior to such prepayment (or such shorter period as agreed by Bank) and (b) pays, on the date of such prepayment, (i) all outstanding principal, plus accrued and unpaid interest with respect to the Term Loan, (ii) the Final Payment, (iii) the Prepayment Fee, and (iv) all other sums, if any, that shall have become due and payable hereunder in connection with the Term Loan.
F.
Borrower has therefore requested that Bank (i) consent to Borrower’s partial prepayment in an original principal amount equal to Two Million Five Hundred Thousand Dollars ($2,500,000) and (ii) waive the Prepayment Fee due in connection with such partial prepayment.
G.
Finally, Borrower has requested that Bank enter into this Amendment to make certain other revisions to the Loan Agreement as more fully set forth herein.
H.
Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.
Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.
Consent. Subject to the terms of Section 9 below, Bank hereby (i) consents to Borrower’s partial prepayment of the Term Loan in an original principal amount equal to Two Million Five Hundred Thousand Dollars ($2,500,000) (the “Permitted Prepayment”) and (ii) waives the Prepayment Fee in connection with the Permitted Prepayment, in each case, only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below; provided however, for the avoidance of doubt, the Final Payment with respect to the Permitted Prepayment shall continue to be due and owing after the First Amendment Effective Date and shall be paid together with the balance of the Final Payment becoming due and payable.
3.
Amendments to Loan Agreement.
3.1
Section 6.2 (Financial Statements, Reports, Certificates). Subsection 6.2(b) of the Loan Agreement hereby is amended and restated in its entirety and replaced with the following:

“(b) Quarterly Compliance Certificate. As soon as available, but no later than the earlier of (i) forty-five (45) days after the last day of each quarter, or (ii) within five (5) days of filing with the SEC, and together with the Quarterly Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth such other information as Bank may reasonably request;”

3.2
Section 6.7 (Financial Covenants). Section 6.7 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.7 Reserved.”

3.3
Section 8.2 (Covenant Default). Section 8.2 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“8.2 Covenant Default.

(a) Borrower fails or neglects to perform any obligation in Sections 6.2, 6.4, 6.5, 6.6, 6.8, 6.10 or 6.11 or violates any covenant in Section 7; or

(b) Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Cure periods provided under this section shall not apply, among other things, to any other covenants set forth in clause (a) above;”

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3.4
Section 13 (Definitions). The following new defined term is hereby inserted alphabetically in Section 13.1 of the Loan Agreement, as follows:

“First Amendment Effective Date” is July 14, 2022.

3.5
Section 13 (Definitions). The following term and its respective definition set forth in Section 13.1 of the Loan Agreement is hereby amended and restated in its entirety and replaced with the following:

“Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earliest to occur of (a) the Term Loan Maturity Date, (b) the acceleration of the Term Loan, (c) the prepayment of the Term Loan pursuant to Section 2.1.1(c) (), or (d) the termination of this Agreement, equal to the original principal amount of the Term Loan multiplied by the Final Payment Percentage, payable to Bank; provided however, for the avoidance of doubt, the Final Payment with respect to the Permitted Prepayment shall continue to be due and owing after the First Amendment Effective Date and shall be paid together with the balance of the Final Payment becoming due and payable.

3.6
Section 13 (Definitions). The following defined terms set forth in Section 13.1 of the Loan Agreement are hereby deleted in their entirety:

“Cash Burn” and “Net Income”.

3.7
Exhibit B to the Loan Agreement hereby is replaced with Exhibit B attached hereto.
4.
Limitation of Amendments.
4.1
The amendments set forth in Section 3, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
4.2
This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
5.
Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
5.1
Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Agreement are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
5.2
Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

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5.3
The organizational documents of Borrower delivered to Bank on the First Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
5.4
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
5.5
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
5.6
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
5.7
This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
6.
Updated Perfection Certificate. Borrower has delivered an updated Perfection Certificate dated as of the date hereof in connection with this Amendment (the “Updated Perfection Certificate”), which Updated Perfection Certificate shall supersede in all respects that certain Perfection Certificate delivered to Bank on the Effective Date. Borrower and Bank acknowledge and agree that all references in the Loan Agreement to the “Perfection Certificate” shall hereinafter be deemed to be a reference to the Updated Perfection Certificate.
7.
Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
8.
Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
9.
Effectiveness. As a condition precedent to the effectiveness of this Amendment, Bank shall have received the following prior to or concurrently with this Amendment, each in form and substance satisfactory to Bank:
9.1
the due execution and delivery to Bank of this Amendment by each party hereto;
9.2
copies, certified in a certificate executed by a duly authorized officer of Borrower, to be true and complete as of the date of such certificate, of each of (i) the governing documents of Borrower, as in effect on the date of such certificate, (ii) the resolutions of Borrower authorizing the execution and delivery of this Amendment, all documents executed by it in connection herewith, and Borrower’s

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performance of all of the transactions contemplated hereby, and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized;
9.3
certified copies, dated as of a recent date, of UCC and other lien searches of Borrower, as Bank may request and which shall be obtained by Bank, accompanied by written evidence (including any UCC termination statements) that the Liens revealed in any such searches either (i) will be terminated prior to or in connection with the execution of this Amendment, or (ii) in the sole discretion of Bank, will constitute Permitted Liens;
9.4
a good standing certificate of Borrower, certified by the Secretary of State of the state of incorporation of Borrower, and good standing certificates of each jurisdiction in which such Borrower is qualified to do business, dated as of a date no earlier than thirty (30) days prior to the date hereof;
9.5
the completed Updated Perfection Certificate, together with the duly executes signatures thereto;
9.6
with respect to the Permitted Prepayment, a completed and duly executed Payment/Advance Form; and
9.7
Borrower’s payment of Bank’s legal fees and expenses incurred in connection with this Amendment.

[Signature page follows.]

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK SILICON VALLEY BANK By: /s/Max Lautmann Name: Max Lautmann Title: Vice President	BORROWER HTG MOLECULAR DIAGNOSTICS, INC. By: /s/Shaun McMeans Name: Shaun McMeans Title: Secretary and Chief Financial Officer

EXHIBIT B

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK Date:

FROM: HTG MOLECULAR DIAGNOSTICS, INC.

Under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”): Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below. Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Quarterly financial statements with Compliance Certificate	Quarterly within later of (i) 45 days after the last day of each quarter (other than last quarter) or (ii) within 5 days of filing with SEC	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 95 days	Yes No
10‑Q, 10‑K and 8-K	Within 5 days after filing with SEC	Yes No
Board approved projections	FYE within earlier of (i) 60 days of FYE and (ii) 7 days of board approval, and when revised	Yes No

Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.

Yes	No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

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